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                                                                    Exhibit 10.1

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

         AMENDMENT NO. 2 ("Amendment No. 2"), dated as of July 22, 2004 to Employment Agreement dated as of September 23, 2003, as amended April 29, 2004 (the "Picker Employment Agreement") by and between Callisto Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Donald H. Picker, Ph.D., an individual (the "Executive").

         WHEREAS, the parties desire to amend the Picker Employment Agreement to change the salary of the Executive and to set forth incentive compensation for the twelve-month period beginning on the date of this Amendment No. 2;

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

         1. Amendment to Picker Employment Agreement. The Picker Employment Agreement is hereby amended as follows:

            1.1 Section 1.4 is hereby amended by replacing $175,000 with $200,000.

            1.2  Section 1.5 is hereby deleted and replaced with the following:

                 1.5 Incentive Compensation. Executive shall be eligible to earn a cash bonus of up to $92,500 for the twelve-month period beginning on the date of this Amendment No. 2. Executive's bonus, if any, shall be subject to all applicable tax and payroll withholdings. For the twelve-month period beginning on the date of this Amendment No. 2, Executive shall earn:

                 (a) $15,000 of his cash bonus upon the successful in-license by the Company of Annamycin during August 2004.

                 (b) $7,500 of his cash bonus upon the successful renegotiation of the AnorMED License Agreement to shift the application milestone payment to launch (for no consideration).

                 (c) $10,000 of his cash bonus upon the success of WP760 in animal studies and the filing of an IND in the fourth quarter of 2005 (the twelve-month period beginning on the date of this Amendment No. 2 shall be extended until December 31, 2005 only for this milestone).

                 (d) $5,000 of his cash bonus upon the reactivation of the
            Annamycin IND and the initiation of a Phase IIb clinical study in the first quarter of 2005.

                 (e) $25,000 of his cash bonus upon the dosing of the first patient in a Phase IIb clinical study for Atiprimod by May 15, 2005.


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                 (f) $30,000 of his cash bonus upon the successful in-license of a 3rd clinical candidate which is ready to enter into a Phase IIb clinical study (must have complete initial Phase II clinical data).

         2. Ratification. The Picker Employment Agreement is ratified and confirmed and shall continue in full force and effect as amended hereby.

         3. Headings and Captions. The headings and captions of the various subdivisions of this Amendment No. 2 are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

         4. Counterparts. This Amendment No. 2 may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                       2
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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
2 or caused this Amendment No. 2 to be executed by their duly authorized representatives as of the date first written above.

                                               CALLISTO PHARMACEUTICALS, INC.


                                               By: /s/ Gary S. Jacob
                                                   -----------------
                                               Name:  Gary S. Jacob, Ph.D.
                                               Title: Chief Executive Officer




                                               /s/ Donald H. Picker
                                               --------------------
                                               Donald H. Picker, Ph.D.